Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289
FOR IMMEDIATE RELEASE
WARNACO REPORTS FIRST QUARTER 2009 RESULTS
Company Refines Fiscal 2009 Guidance
NEW YORK — May 12, 2009 — The Warnaco Group, Inc. (NYSE: WRC) today reported results for the first quarter ended April 4, 2009.
For the quarter:
•	Net revenues were $538.4 million, down 5% from the prior year quarter
•	Net revenues, on a constant currency basis, rose 6% compared to the prior year quarter
•	Gross margin decreased 290 basis points from the prior year quarter to 42% of net revenues
•	Selling, general & administrative (SG&A) expense, as a percent of net revenues, declined 510 basis points to 29%
•	Operating income was $64.1 million, or 12% of net revenues, compared to $55.7 million, or 10% of net revenues in the prior year quarter
•	Income per diluted share from continuing operations was $0.83 compared to $0.15 in the prior year quarter, and includes $0.17 and $0.79, respectively, of costs related to restructuring expenses, pension expense, certain tax related items and other items
•	Adjusted, non-GAAP (excluding the items above) income per diluted share from continuing operations was $1.00 compared to $0.94 for the prior year quarter.
The accompanying tables provide a reconciliation of actual results to the adjusted results.
The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.
Joe Gromek, Warnaco’s President and Chief Executive Officer, commented, “We are very pleased with our first quarter results. Our business model, predicated on powerful brands, global diversification and disciplined execution, continues to demonstrate strength and resiliency in a challenging global environment. First quarter revenues, in constant currency, increased as we continued to capitalize on the growth opportunities for our Calvin Klein businesses. Earnings from continuing operations increased, driven by positive comparable store sales, continued direct-to-consumer growth and geographic expansion in our Calvin Klein business. Earnings also benefited from the actions we have taken to align our costs with today’s economic realities and a more efficient business model.”
“As we look forward, we remain committed to our long-term strategies of growing the Calvin Klein business, expanding internationally and broadening our direct-to-consumer platform. We are continuing to invest in our retail initiative as we seek to accelerate revenue and market share growth. At the same time, we remain focused on controlling expenses and managing inventory and receivables. We are confident that the strength of the Calvin Klein brand and the powerful global platform we have developed to support our Calvin Klein business will enable us to gain market share and create long-term shareholder value,” concluded Mr. Gromek.
Fiscal 2009 Outlook
Based on our results to date, the Company is refining its 2009 earnings outlook. For fiscal 2009, on an adjusted basis (excluding restructuring expense, certain tax related items and assuming minimal pension expense):
•	The Company now anticipates net revenues will decline 9% - 12%, primarily as a result of the impact of foreign currency exchange rates

•	Based on recent currency exchange rates, the Company now expects diluted earnings per share from continuing operations in the range of $2.50 - $2.66

•	The Company’s prior guidance was for net revenue declines in the range of 9% - 14% and diluted earnings per share from continuing operations of $2.40 - $2.66 per diluted share.
The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis (and based on recent currency exchange rates) of $2.25 - $2.38 per diluted share (assuming minimal pension expense), to the adjusted fiscal 2009 outlook above.
First Quarter 2009 Highlights
Total Company
Notwithstanding one less week in the current year quarter compared to the prior year quarter, net revenues rose 6% on a constant currency basis. Double digit growth, in constant currency, in the Company’s Calvin Klein businesses was the primary contributor to the positive results. On a reported basis however, net revenues for the Company’s Calvin Klein businesses fell 5% and total Company net revenues fell 5% to $538.4 million. The quarter benefited from an incremental $25.3 million of sales to certain domestic channels, reflecting both a shift in timing from later quarters as well as expanded penetration.
Gross margin decreased 290 basis points to 42% of net revenues. Gross margin was adversely affected by currency exchange rates and a more promotional environment.
SG&A expense declined 19% to $158.8 million. SG&A as a percent of net revenues decreased 510 basis points to 29% of net revenues. The decrease reflects the effects of currency exchange rates as well as the initial benefits of the Company’s previously announced expense reduction initiatives.
Operating income increased 15% to $64.1 million compared to $55.7 million in the prior year quarter. Operating income for the first quarter of fiscal 2009 and 2008 was adversely affected by $9.1 million and $20.1 million, respectively, of restructuring charges and pension expense. On an adjusted basis (excluding costs related to restructuring expenses, pension expense, certain tax related items and other items) operating income was $73.2 million compared to $75.5 million in the prior year period, due primarily to the effects of currency exchange rates.
The Company recorded income from continuing operations of $38.5 million, or $0.83 per diluted share, compared to $7.0 million, or $0.15 per diluted share, in the prior year period. Income from continuing operations for the first quarter of fiscal 2008 included an initial tax charge of $19.5 million, or $0.42 per diluted share, related to the repatriation of proceeds connected to the sale of the Company’s Lejaby® business.
Income from continuing operations, on an adjusted basis (excluding costs related to restructuring expenses, pension expense, certain tax related items and other items), as detailed in the accompanying schedules, was $1.00 per diluted share compared to $0.94 per diluted share in the prior year period.
The impact of foreign currency exchange rates decreased fiscal 2009 first quarter net revenues, gross profit, SG&A and operating profit by approximately $60.9 million, $34.4 million, $20.4 million and $14.0 million, respectively, and decreased income from continuing operations by approximately $0.20 per diluted share.
Segment Results
Sportswear
Sportswear Group net revenues fell 7% to $280.1 million and were up 6% on a constant currency basis, which included the benefit of a shift in timing of certain membership club shipments. Sportswear Group operating income was $38.3 million, or 14% of Sportswear Group net revenues, compared to $22.1 million, or 7% of Group net revenues in the prior year period (which included a charge of $18.5 million related to the Company’s transfer of the Calvin Klein Collection License business). Domestically, both Chaps and Calvin Klein Jeans recorded gains in profits compared to the prior year period. However, reported results in the international Calvin Klein sportswear businesses were adversely affected primarily by currency exchange rates and the softening in the economy.

Intimate Apparel
Intimate Apparel Group net revenues decreased 3% to $162.4 million and increased 8% on a constant currency basis. Intimate Apparel Group operating income was $29.4 million, or 18% of Intimate Apparel Group net revenues, down compared to $32.3 million, or 19% of Group net revenues in the prior year quarter. Calvin Klein Underwear benefited from ongoing direct-to-consumer expansion, strong international performance and the timing of shipments to the value channel in the U.S., partially offset by the adverse effects of currency exchange rates. The Core brands were negatively affected due to reduced shipments when compared to last year resulting from fixture roll out and door expansion in 2008. However, increases in sales at retail resulted in market share gains for the Core brands.
Swimwear
Swimwear Group net revenues decreased 5% to $95.9 million and decreased 1% on a constant currency basis. Swimwear Group operating income was $12.6 million, or 13% of Swimwear Group net revenues, compared to $14.8 million, or 15% of Group revenue, in the prior year period. Group results were adversely affected by currency exchange rates and delayed deliveries in its Calvin Klein swim business. Speedo®, however, leveraged its leadership position and recorded a 1% increase in revenues and a 120 basis point improvement in operating margin.
Balance Sheet
Cash and cash equivalents at April 4, 2009 were $122.1 million compared to $138.0 million at April 5, 2008. At quarter-end, the Company had approximately $52.0 million drawn on its U.S. revolving credit facility, which it expects to pay down by mid-year. Additionally, the Company’s net debt (total debt net of cash and cash equivalents) at quarter-end was $166.1 million.
Inventories were $316.2 million at April 4, 2009, a 2% decline, compared to $321.0 million at April 5, 2008.
Accounts receivable were $362.5 million at April 4, 2009, up 1% compared to $357.6 million at April 5, 2008, due primarily to timing. The vast majority of the Company’s receivable balance is current and days of sales outstanding (DSO) in accounts receivable are down by two days compared to prior year levels.
Conference Call Information
Stockholders and other persons are invited to listen to the first quarter 2009 earnings conference call scheduled for today, Tuesday, May 12, 2009, at 9:00 a.m. EDT. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 9:00 a.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.
ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men’s and women’s underwear, men’s and women’s bridge apparel and accessories, men’s and women’s jeans and jeans accessories, junior women’s and children’s jeans and men’s and women’s swimwear.
FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for May 12, 2009 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.
The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.
The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Three Months Ended	Charges and		Three Months Ended
	April 4, 2009	Pension (a)	Taxation (b)	April 4, 2009 (c)

Net revenues	$538,445		$—	$538,445
Cost of goods sold	312,885	(1,483)		311,402

Gross profit	225,560	1,483	—	227,043
Selling, general and administrative expenses	158,756	(7,087)		151,669
Amortization of intangible assets	2,127			2,127
Pension expense	537	(537)		—

Operating income	64,140	9,107	—	73,247
Other expense (income)	(404)			(404)
Interest expense	6,069			6,069
Interest income	(408)			(408)

Income from continuing operations before provision for income taxes and noncontrolling interest	58,883	9,107	—	67,990
Provision for income taxes	20,134		1,623	21,757

Income from continuing operations before noncontrolling interest	38,749	9,107	(1,623)	46,233
Loss from discontinued operations, net of taxes	(920)			(920)

Net Income	37,829	9,107	(1,623)	45,313
Less: Net income attributable to the noncontrolling interest	(258)			(258)

Net income attributable to Warnaco Group, Inc.	$37,571	$9,107	$(1,623)	$45,055

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	38,491	9,107	(1,623)	45,975
Discontinued operations, net of tax	(920)	—	—	(920)

Net income	37,571	9,107	(1,623)	45,055

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84			$1.00
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.82			$0.98

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.83			$1.00
Loss from discontinued operations	(0.02)			(0.02)

Net income	$0.81			$0.98

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,304,591			45,304,591

Diluted	45,651,170			45,651,170

(a)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension expense. See note (c) below.

(b)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for Fiscal 2009 excluding the effects of restructuring charges and pension income. See note (c) below.

(c)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

Schedule 1a
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring			As Adjusted
	Three Months Ended	Charges and	Other		Three Months Ended
	April 5, 2008	Pension (b)	Items (c)	Taxation (d)	April 5, 2008 (e)

Net revenues	$567,658		$—	$—	$567,658
Cost of goods sold	313,537	(736)			312,801

Gross profit	254,121	736	—	—	254,857
Selling, general and administrative expenses	196,195	(19,606)	270		176,859
Amortization of intangible assets	2,474				2,474
Pension income	(291)	291			—

Operating income	55,743	20,051	(270)	—	75,524
Other expense	5,461		(3,160)		2,301
Interest expense	9,390				9,390
Interest income	(933)				(933)

Income from continuing operations before provision for income taxes and noncontrolling interest	41,825	20,051	2,890	—	64,766
Provision for income taxes	34,642 (a)			(13,917)	20,725

Income from continuing operations before noncontrolling interest	7,183	20,051	2,890	13,917	44,041
Income from discontinued operations, net of taxes	10,737				10,737

Net Income	17,920	20,051	2,890	13,917	54,778
Less: Net income attributable to the noncontrolling interest	(211)				(211)

Net income attributable to Warnaco Group, Inc.	$17,709	$20,051	$2,890	$13,917	$54,567

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	6,972	20,051	2,890	13,917	43,830
Discontinued operations, net of tax	10,737	—	—	—	10,737

Net income	17,709	20,051	2,890	13,917	54,567

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.15				$0.97
Income from discontinued operations	0.24				0.24

Net income	$0.39				$1.21	(f)

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.15				$0.94
Income from discontinued operations	0.23				0.23

Net income	$0.38				$1.17	(f)

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,593,337				44,593,337

Diluted	46,096,399				46,096,399

(a)	Includes, among other items, a non-recurring tax charge of approximately $19,546 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(c)	This adjustment seeks to present the Company’s consolidated condensed statement of operations on a continuing basis without the effects of charges of $3,160 related to the repurchase of a portion of its debt during the Three Months Ended April 5, 2008 and an additional depreciation charge of $270 recorded during the third quarter of 2008, which amount related to the correction of depreciation expense for the Three Months Ended April 5, 2008. See note (e) below.

(d)	Adjustment to reflect the Company’s income from continuing operations at a normalized tax rate of 32% which reflects the Company’s estimated tax rate for Fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the repurchase of a portion of its debt and certain other tax related items (including a non-recurring tax charge of approximately $19,546 related to the repatriation to the United States of the net proceeds received in connection with the sale of the Lejaby business) and including the effect of an additional depreciation charge recorded during the Three Months Ended October 4, 2008, which amount related to depreciation expense for the Three Months Ended April 5, 2008. See Note (e) below.

(e)	The “As Adjusted” statement of operations is used by management to evaluate the operating performance of the Company’s continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company’s operating results.

(f)	Effective January 4, 2009, the Company adopted the provisions of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”), which clarifies that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are participating securities and are required to be included in the computation of both basic and diluted earnings per share. All prior period earnings per share data are required to be adjusted retrospectively to give effect to FSP EITF 03-6-1. Consequently earnings per share data for the Three Months Ended April 5, 2008 was adjusted accordingly. The effect of the adoption of FSP EITF 03-6-1 resulted in a $0.01 decrease in the calculation of both basic and diluted net income per share, on an “As Adjusted” basis, compared to amounts previously reported.

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	April 4, 2009	January 3, 2009	April 5, 2008
ASSETS
Current assets:
Cash and cash equivalents	$122,051	$147,627	$138,002
Accounts receivable, net	362,518	251,886	357,602
Inventories	316,212	326,297	320,998
Assets of discontinued operations	2,093	6,279	7,819
Other current assets	155,175	156,777	183,065

Total current assets	958,049	888,866	1,007,486
Property, plant and equipment, net	107,061	109,563	113,491
Intangible and other assets	473,318	497,664	543,720

TOTAL ASSETS	$1,538,428	$1,496,093	$1,664,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$124,136	$79,888	$96,316
Accounts payable and accrued liabilities	288,447	314,922	308,460
Taxes	10,250	7,447	23,813
Liabilities of discontinued operations	10,514	12,055	16,785

Total current liabilities	433,347	414,312	445,374
Long-term debt	164,013	163,794	267,464
Other long-term liabilities	122,504	129,246	122,907
Total stockholders’ equity	818,564	788,741	828,952

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,538,428	$1,496,093	$1,664,697

NET DEBT (Total debt net of cash and cash equivalents)	$166,098	$96,055	$225,778

Schedule 3
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended	Increase /	%	Constant $
	April 4, 2009	April 5, 2008	(Decrease)	Change	% Change
Net revenues:
Sportswear Group	$280,147	$300,119	$(19,972)	-6.7%	6.3%
Intimate Apparel Group	162,368	167,029	(4,661)	-2.8%	8.0%
Swimwear Group	95,930	100,510	(4,580)	-4.6%	-0.6%

Net revenues	$538,445	$567,658	$(29,213)	-5.1%	5.6%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	April 4, 2009	Net Revenues	April 5, 2008	Net Revenues
Operating income (loss):
Sportswear Group (a), (b)	$38,321	13.7%	$22,079	7.4%
Intimate Apparel Group (a), (b)	29,402	18.1%	32,285	19.3%
Swimwear Group (a), (b)	12,555	13.1%	14,818	14.7%
Unallocated corporate expenses (b)	(16,138)	na	(13,439)	na

Operating income	$64,140	na	$55,743	na

Operating income as a percentage of total net revenues	11.9%		9.8%

(a)	Includes an allocation of shared services expenses as follows:

	Three Months Ended	Three Months Ended
	April 4, 2009	April 5, 2008
Sportswear Group	$5,031	$5,457
Intimate Apparel Group	$3,739	$4,430
Swimwear Group	$2,615	$3,824

(b)	Includes restructuring charges as follows:

	Three Months Ended	Three Months Ended
	April 4, 2009	April 5, 2008
Sportswear Group	$3,036	$18,696
Intimate Apparel Group	2,601	677
Swimwear Group	1,581	969
Unallocated corporate expenses	1,353	—

	$8,571	$20,342

Schedule 4
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)
By Region:

	Net Revenues
	Three Months	Three Months
	Ended April 4,	Ended April 5,	Increase /		Constant $
	2009	2008	(Decrease)	% Change	% Change
United States	$269,744	$257,014	$12,730	5.0%	5.0%
Europe	142,715	172,165	(29,450)	-17.1%	0.3%
Asia	82,781	86,583	(3,802)	-4.4%	16.2%
Canada	20,697	26,932	(6,235)	-23.2%	-3.7%
Mexico, Central and South America	22,508	24,964	(2,456)	-9.8%	21.7%

Total	$538,445	$567,658	$(29,213)	-5.1%	5.6%

	Operating Income
	Three Months	Three Months
	Ended April	Ended April 5,	Increase /
	4, 2009 (a)	2008 (a)	(Decrease)	% Change
United States	$44,571	$28,369	$16,202	57.1%
Europe	16,560	15,368	1,192	7.8%
Asia	13,948	15,760	(1,812)	-11.5%
Canada	2,687	6,144	(3,457)	-56.3%
Mexico, Central and South America	2,512	3,541	(1,029)	-29.1%
Unallocated corporate expenses	(16,138)	(13,439)	(2,699)	20.1%

Total	$64,140	$55,743	$8,397	15.1%

(a)	Includes restructuring charges as follows:

	Three Months	Three Months
	Ended April 4,	Ended April 5,
	2009	2008
United States	$4,006	$1,153
Europe	3,051	18,989
Asia	11	200
Canada	120	—
Mexico, Central and South America	30	—
Unallocated corporate expenses	1,353	—

Total	$8,571	$20,342

Schedule 5
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)
By Channel:

	Net Revenues
	Three Months	Three Months
	Ended April 4,	Ended April 5,
	2009	2008	Decrease	% Change
Wholesale	$443,801	$462,302	$(18,501)	-4.0%
Retail	94,644	105,356	(10,712)	-10.2%

Total	$538,445	$567,658	$(29,213)	-5.1%

	Operating Income
	Three Months	Three Months
	Ended April 4,	Ended April 5,	Increase /
	2009 (a)	2008 (a)	(Decrease)	% Change
Wholesale	$74,851	$55,000	$19,851	36.1%
Retail	5,427	14,182	(8,755)	-61.7%
Unallocated corporate expenses	(16,138)	(13,439)	(2,699)	20.1%

Total	$64,140	$55,743	$8,397	15.1%

(a)	Includes restructuring charges as follows:

	Three Months	Three Months
	Ended April 4,	Ended April 5,
	2009	2008
Wholesale	$6,955	$20,158
Retail	263	184
Unallocated corporate expenses	1,353	—

Total	$8,571	$20,342

Schedule 6
THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE — FISCAL 2009 OUTLOOK
(Dollars in thousands, excluding per share amounts)
(Unaudited)

Percentages
(Unaudited)
NET REVENUE GUIDANCE

Estimated decline in net revenues in Fiscal 2009 compared to comparable Fiscal 2008 levels.	9.00%	to	12.00%

	U.S. Dollars
	(Unaudited)
EARNINGS PER SHARE GUIDANCE
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$2.25	to	$2.38
Restructuring charges (a)	0.25	to	0.28

As adjusted (Non-GAAP basis) (b)	$2.50	to	$2.66

(a)	Reflects between $11,000 to $13,000 of expected restructuring charges (net of an income tax benefit of between $5,000 and $6,000) for Fiscal 2009.

(b)	The Company believes it is useful for users of the Company’s financial statements to be made aware of the “As Adjusted” net revenue growth and per share amounts related to the Company’s income from continuing operations as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company’s operating results.